Exhibit 10.4

GUARANTY

GUARANTY dated as of June 30, 2011 ("Guaranty") made by Consorteum Holdings, Inc., a Nevada corporation (“Buyer” or “Guarantor”) in favor of Media Exchange Group, Inc., a Nevada corporation ("Seller").

W I T N E S S E T H

WHEREAS, the Buyer and the Seller are parties to that certain asset purchase agreement, dated June 6, 2011 (such agreement, as amended, restated, supplemented or otherwise modified from time to time, being hereinafter referred to as the “Purchase Agreement”) pursuant to which, the Buyer has agreed to purchase certain assets of Seller in exchange for assuming an aggregate principal amount of $1,864,512 of indebtedness of the Seller (such indebtedness, as amended, restated, supplemented or otherwise modified from time to time, being collectively hereinafter referred to as the “Indebtedness”); and

WHEREAS, the Guarantor has agreed to execute and deliver to the Seller a guaranty guaranteeing the Indebtedness.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Buyer and the Seller agree as follows:

Section 1.                      Definitions. Reference is hereby made to the Purchase Agreement for a statement of the terms thereof.  All terms used in this Guaranty which are defined in the Purchase Agreement and not otherwise defined herein shall have the same meanings herein as set forth therein.  As used in this Guaranty, the following terms have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

“Buyer” has the meaning specified in the preamble above.

“Guaranty” means this Guaranty.

“Guaranty Documents” means the Purchase Agreement, the Assignment and Assumption Agreement and any document or agreement evidencing, related to or delivered in connection with any or all of the Guaranteed Obligations.

           “Guaranteed Obligations” means any and all present and future liabilities and obligations of Seller under the loan documents evidencing the Indebtedness, and whether due or to become due, secured or unsecured, absolute or contingent, joint or several, direct or indirect, acquired outright, conditionally or as collateral security by Seller from another, liquidated or unliquidated, arising by operation of law or otherwise, together with all fees and expenses incurred in collecting any or all of the items specified in this definition or enforcing any rights under any of the Guaranty Documents, including all fees and expenses of Seller’s counsel and of any experts and agents which may be paid or incurred by Seller in collecting any such items or enforcing any such rights.

Section 2.                      Rules of Interpretation. When used in this Guaranty: (1) “or” is not exclusive, (2) a reference to a law includes any amendment or modification to such law, and (3) a reference to an agreement, instrument or document includes any amendment or modification of such agreement, instrument or document.

Section 3.                      Guaranty. Guarantor hereby unconditionally and irrevocably guarantees to Seller and its successors, endorsees, transferees and assigns the prompt and complete payment, as and when due and payable (whether at stated maturity or by required prepayment, acceleration, demand or otherwise), of all of the Guaranteed Obligations now existing or hereafter incurred will be paid strictly in accordance with their terms.

Section 4.                      Unlimited Guaranty.  The liability of Guarantor hereunder shall be unlimited.

Section 5.                      Type of Guaranty. This Guaranty is absolute and unconditional and as such is not subject to any conditions and Guarantor is fully liable to perform all of its duties and obligations under this Guaranty as of the date of execution of this Guaranty. This Guaranty is a continuing guaranty and applies to all future Guaranteed Obligations. In addition, this Guaranty shall remain in full force and effect even if at any time there are no outstanding Guaranteed Obligations. This Guaranty is a guaranty of payment and not of collection. The obligations and liabilities of Guarantor under this Guaranty shall not be conditioned or contingent upon the pursuit by Seller of any right or remedy against Buyer or any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations, or against any assets securing the payment of the Guaranteed Obligations or guarantee for such Guaranteed Obligations or right of setoff with respect to such Guaranteed Obligations. This Guaranty is irrevocable and as such cannot be cancelled, terminated or revoked by Guarantor.

Section 6.                      Reinstatement of Guaranty. This Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment, or any part thereof, of any of the Guaranteed Obligations are rescinded or must otherwise be returned by Seller upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower, Grantor or otherwise, all as though such payment had not been made.

Guarantor hereby consents that, without the necessity of any reservation of rights against Guarantor and without notice to or further assent by Guarantor, any demand for payment of any of the Guaranteed Obligations made by Seller may be rescinded by Seller and any of such Guaranteed Obligations continued after such rescission.

Section 7.                      Intentionally Omitted.

Section 8.                      Waiver of Notices. Guarantor hereby waives any and all notices including (1) notice of or proof of reliance by Seller upon this Guaranty or acceptance of this Guaranty, (2) notice of the incurrence of any Guaranteed Obligations or the renewal, extension or accrual of any such Guaranteed Obligations, (3) notice of any actions taken by Seller, Buyer or any other person under any Guaranty Document, and (4) notices of nonpayment or nonperformance, protest, notices of protest and notices of dishonor.

Section 9.                      Waiver of Defenses. Guarantor hereby waives any and all defenses to the performance by Guarantor of its duties and obligations under this Guaranty, including any defense based on any of the following:

(1)           any failure of Seller to disclose to Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any party obligated to make payment on any and all Guaranteed Obligations, whether as principal or guarantor, now or hereafter known to Seller,

(2)           any defense to the payment of any or all the Guaranteed Obligations, including lack of validity or enforceability of any of the Guaranteed Obligations or any Guaranty Documents,

(3)           any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or consent to any departure from any Guaranty Document,

(4)           any exchange or release of, or non-perfection of any security interest on or in any assets securing the payment of the Guaranteed Obligations,

(5)           any failure to execute any other guaranty for all or any part of the Guaranteed Obligations, or any release or amendment or waiver of, or consent to any departure from, any other guaranty for any or all of the Guaranteed Obligations,

(6)	any subordination of any or all of the Guaranteed Obligations,

(7)            any act or omission of Seller in connection with the enforcement of, or the exercise of rights and remedies, including any election of, or the order of exercising any, remedies, with respect to (a) the Guaranteed Obligations, (b) any other guarantor of the Guaranteed Obligations, or (c) any assets securing the payment of the Guaranteed Obligations,

(8)           any manner of application of any funds received by Seller to Guaranteed Obligations or any other obligations owed to Seller, whether from the sale or disposition of any assets securing the Guaranteed Obligations, from another guarantor of the Guaranteed Obligations or otherwise, and

(9)           any failure to give or provide any notices, demands or protests, including those specified under Section 8 herein, entitled “Waiver of Notices”.

Section 10.                      Subrogation. Guarantor may not exercise any rights which Guarantor may acquire by way of subrogation or contribution, whether acquired by any payment made under this Guaranty, by any setoff or application of funds of Buyer, by Seller or otherwise, until (1) the payment in full of the Guaranteed Obligations, and (2) the payment of all fees and expenses to be paid by Guarantor pursuant to this Guaranty.  If any amount shall be paid to Guarantor on account of such subrogation or contribution rights at any time when all of the Guaranteed Obligations and all such other expenses shall not have been paid in full, such amount shall be held in trust for the benefit of Seller, shall be segregated from the other funds of Guarantor and shall forthwith be paid over to Seller to be credited and applied in whole or in part by Seller against the Guaranteed Obligations, whether matured or unmatured, and all such other fees and expenses in accordance with the terms of the Guaranty Documents.

Section 11.                      Representations. At the time of execution of this Guaranty, Guarantor represents and warrants to Seller as follows:

(1)           Name.  The exact legal name of the Guarantor is the name specified in the preamble to this Guaranty.

(2)           No Contravention.  The execution, delivery and performance by Guarantor of this Guaranty do not and will not (a) violate any provision of any law, order, writ, judgment, injunction, decree, determination, or award presently in effect applicable to Guarantor, (b) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which Guarantor is a party or by which Guarantor or its properties may be bound or affected, or (c) result in, or require, the creation or imposition of any lien upon or with respect to any of the properties now owned or hereafter acquired by Guarantor.

(3)           Governmental Authority.  No authorization, approval or other action by, and no notice to or filing with, any governmental authority is required for the due execution, delivery and performance by Guarantor of this Guaranty.

(4)           Legally Enforceable Guaranty.  This Guaranty is the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except to the extent that such enforcement may be limited by (a) applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally, or (b) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

Section 12.                      Remedies.  Seller shall not, by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies under this Guaranty or otherwise. A waiver by Seller of any right or remedy hereunder on any one occasion, shall not be construed as a ban or waiver of any such right or remedy which Seller would have had on any future occasion, nor shall Seller be liable for exercising or failing to exercise any such right or remedy. The rights and remedies of Seller under this Guaranty are cumulative and, as such, are in addition to any other rights and remedies available to Seller under law or any other agreements.

Section 13.                      Appointment as Attorney-in-Fact.  Guarantor hereby appoints Seller as the attorney-in-fact for Guarantor, with full authority in the place and stead of Guarantor and in the name of Guarantor or otherwise, to exercise all rights and remedies granted to Seller under this Guaranty and to take any action and to execute any instrument which Seller may deem necessary or advisable to accomplish the purposes of this Guaranty.

Section 14.                      Indemnity and Expenses. Guarantor hereby indemnifies Seller from and against any and all claims, losses, damages and liabilities growing out of or resulting from this Guaranty (including, without limitation, enforcement of this Guaranty), except claims, losses, damages or liabilities resulting from Seller's gross negligence and willful misconduct.

Guarantor will upon demand pay to Seller the amount of any and all expenses, including the fees and expenses of its counsel and of any experts and agents, which Seller may incur in connection with (1) any amendment to this Guaranty, (2) the administration of this Guaranty, (3) the exercise or enforcement of any of the rights of Seller under this Guaranty, or (4) the failure by Guarantor to perform or observe any of the provisions of this Guaranty.

Section 15.                      Amendments.  No amendment or waiver of any provision of this Guaranty, nor consent to any departure by Guarantor from this Guaranty, shall in any event be effective unless the same shall be in writing and signed by Guarantor and Seller, and then such amendment or waiver shall be effective only in the specific instance and for the specific purpose for which given.

Section 16.                      Addresses for Notices. All notices and other communications provided for under this Guaranty shall be in writing and, mailed or delivered by messenger or overnight delivery service, addressed, in the case of Guarantor at its address specified below its signature, and in the case of Seller at the address specified below, or as to any such party at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section.

If to Seller:

Media Exchange Group, Inc.
30 East 76th Street
New York, New York 10021
Attention: Steven Victor, CEO

With copies to:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Fl.
New York, New York 10006
Facsimile: (212) 930-9725
Attn: Richard A. Friedman, Esq.

If to Guarantor:

Consorteum Holdings, Inc.
20 Adelaide Street East, Suite 910
Toronto, Ontario, Canada M5C2T6

All such notices and other communications shall, when mailed, be effective three (3) days after being placed in the mails, or when delivered to a messenger or overnight delivery service, be effective one (1) day after being delivered to the messenger or overnight delivery service, in each case, addressed as specified above.

Section 17.                      Assignment and Transfer of Obligations. This Guaranty will bind the estate of Guarantor as to Guaranteed Obligations created or incurred both before and after the death or incapacity of Guarantor, whether or not Seller receives notice of such death or incapacity. This Guaranty shall inure to the benefit of Seller and its successors, transferees and assigns. Guarantor may not transfer or assign its obligations under this Guaranty. Seller may assign or otherwise transfer all or a portion of its rights or obligations with respect to the Guaranteed Obligations to any other party, and such other party shall then become vested with all the benefits in respect of such transferred Guaranteed Obligations granted to Seller in this Guaranty or otherwise. Guarantor agrees that Seller can provide information regarding Guarantor to any prospective or actual successor, transferee or assign.

Section 18.                      Setoff. Guarantor agrees that, in addition to, and without limiting, any right of setoff, Seller’s lien or counterclaim Seller may otherwise have, Seller shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of Guarantor, at any of the offices of Seller, in Dollars or any other currency, against any amount payable by Guarantor to Seller under this Guaranty which is not paid when demanded (regardless of whether such balances are then due to Guarantor), in which case Seller shall promptly notify Guarantor, provided that Seller’s failure to give such notice shall not affect the validity of such offset.

Section 19.                      Submission to Jurisdiction. Guarantor hereby irrevocably submits to the jurisdiction of any federal or state court sitting in New York County in the State of New York over any action or proceeding arising out of or related to this Guaranty and agrees with Seller that personal jurisdiction over Guarantor rests with such courts for purposes of any action on or related to this Guaranty. Guarantor hereby waives personal service by manual delivery and agrees that service of process may be made by prepaid certified mail directed to Guarantor at the address of Guarantor for notices under this Guaranty or at such other address as may be designated in writing by Guarantor to Seller, and that upon mailing of such process such service will be effective as if Guarantor was personally served. Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any manner provided by law. Guarantor further waives any objection to venue in any such action or proceeding on the basis of inconvenient forum. Guarantor agrees that any action on or proceeding brought against Seller shall only be brought in such courts.

Section 20.                      Governing Law.  This Guaranty shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of law.

Section 21.                      Subordination. Once a demand for payment is made on the Guarantor under this Guaranty Guarantor will not (1) make any demand for payment of, or take any action to accelerate, any obligation owed to Guarantor by Borrower, (2) seek to collect payment of, or enforce any right or remedies against Borrower, any of the obligations owed to Guarantor by Borrower or any guarantees, credit supports, collateral or other security related to or supporting any of such obligations, or (3) commence, or join with any other creditor in commencing, any bankruptcy or similar proceeding against Borrower. Guarantor also agrees that the payment of all obligations of Borrower to Guarantor shall be subordinate and junior in time and right of payment in accordance with the terms of this Section to the prior payment in full (in cash) of the Guaranteed Obligations. In furtherance of such subordination, (1) to the extent possible, Guarantor will not take or receive from Borrower any payments, in cash or any other property, by setoff or any other means, of any or all of the obligations owed to Guarantor by Borrower, or purchase, redeem, or otherwise acquire any of such obligations, or change the terms or provisions of any such obligations and (2) if for any reason and under any circumstance Guarantor receives a payment on such obligation, whether in a bankruptcy or similar proceeding or otherwise, all such payments or distributions upon or with respect to such obligations shall be received in trust for the benefit of Seller, shall be segregated from other funds and property held by Guarantor and shall be forthwith paid over to Seller in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to, or held as collateral (in the case of securities or other non-cash property) for, the payment or prepayment of the Guaranteed Obligations. Guarantor agrees that any subrogation rights Guarantor may acquire as a result of a payment under this Section may not be exercised until (1) the payment in full of the Guaranteed Obligations (after Seller no longer has any obligation or arrangement to provide credit to Borrower, including under or pursuant to a line of credit), and (2) the payment of all fees and expenses to be paid by Guarantor pursuant to this Guaranty.

Section 22.                      Miscellaneous.  This Guaranty is in addition to and not in limitation of any other rights and remedies Seller may have by virtue of any other instrument or agreement previously, contemporaneously or hereafter executed by Guarantor or any other party or by law or otherwise. If any provision of this Guaranty is contrary to applicable law, such provision shall be deemed ineffective without invalidating the remaining provisions of this Guaranty. Titles in this Guaranty are for convenience of reference only and shall not affect the interpretation or construction of this Guaranty. This Guaranty constitutes the entire agreement between Guarantor and Seller with respect to the matters covered by this Guaranty and supercedes all written or oral agreements with respect to such matters.

Section 23.                      WAIVER OF JURY TRIAL. GUARANTOR EXPRESSLY WAIVES ANY AND EVERY RIGHT TO A TRIAL BY JURY IN ANY ACTION ON OR RELATED TO THIS GUARANTY.

IN WITNESS WHEREOF, Guarantor has duly executed and delivered this Guaranty as of the date of this Guaranty.

CONSORTEUM HOLDINGS, INC.

By:	/s/ Craig Fielding
Name: Craig Fielding
Title: CEO